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POLYMEDICA REPORTS RESULTS FOR FISCAL 2006 THIRD QUARTER

Company Provides Update on Medicare Part D Program

Third Quarter Highlights:
•	Revenues from continuing operations increased 37.6% from last year’s third quarter;
•	Earnings per share increased 21.2% to $0.40 from $0.33 in last year’s third quarter;
•	Diabetes patients increased to 862,000, representing growth of 27.8% from last year,
•	AgaMatrix/Liberty blood glucose monitoring system receives FDA clearance to commence marketing; Company to expand private label strategy; and
•	Preliminary results of Company’s Part D initiative are promising.

Woburn, Massachusetts (January 26, 2006) - PolyMedica Corporation (NASDAQ/NM:PLMD) announced today its financial results for the fiscal 2006 third quarter and nine months ended December 31, 2005.

For the fiscal quarter ended December 31, 2005, net revenues were $131.9 million, a 37.6% increase over $95.9 million for the same period in the prior fiscal year. Net income from continuing operations for the quarter was $9.6 million, or $0.40 per diluted share, compared with $9.2 million, or $0.33 per diluted share, for the prior year period.

For the nine months ended December 31, 2005, net revenues were $350.9 million, a 25.5% increase over $279.5 million for the same nine-month period of fiscal 2005. Net income from continuing operations for the nine months ended December 31, 2005, was $29.6 million, or $1.14 per diluted share, compared with net income of $25.1 million, or $0.90 per diluted share, for the prior year period, excluding a one-time settlement charge of $0.66 per diluted share.

Commenting on the Company’s quarterly results, President and Chief Executive Officer Patrick Ryan said, “The Company’s diabetes business continued to report strong growth this quarter, demonstrated by the 15.9% increase in diabetes revenue from last quarter. We accomplished this performance despite confusion in the marketplace caused by heavy Medicare Part D advertising.”

Mr. Ryan continued, “I am also pleased to report that the early returns related to our Medicare Part D strategy have exceeded our expectations. We are seeing higher average order size and the enrollment of new patients has been strong. While the results are still preliminary and ongoing, we believe that a positive trend is emerging in our pharmacy and we have been humbled by the trust our patients place in Liberty. Our success will not be without upfront cost and effort. The average call time has been almost eight times longer than historical rates and a significant number of our dual-eligible patients have yet to receive their Part D cards. To meet these challenges, we have completed the construction of an additional 500 seat call center, hired more than 200 employees, and shifted existing resources. Our decision to ramp up our investment in the pharmacy business, along with one-time charges related to the termination of due diligence activities on two acquisitions totaled approximately $1.5 million dollars for the quarter. Our philosophy is to invest based upon the long-term opportunity, and we anticipate that the next couple of quarters will require continued investment to enroll patients into this program.”

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PLMD Reports Results for Fiscal 2006 Third Quarter

January 26, 2006

PolyMedica further strengthened its management team with the addition of two seasoned industry executives, David Kreiss and Gerhard Perschke. David Kreiss, who was Special Assistant to the Administrator of the Centers for Medicare & Medicaid Services and who led the development of the Chronic Care Improvement Program, will join PolyMedica as Chief of Government Affairs. Gerhard Perschke fills the role of Chief Information Officer and brings 13 years of CIO experience, including his recent accomplishments at Caremark, where he created an infrastructure to support its growth from a $2.8 billion to a $9.0 billion company.

In the second quarter, the Company completed the sale of its Women's Health Products Division and announced the Company's decision to sell the assets of the Liberty Respiratory segment. Therefore, the Company has reclassified the operating results, and applicable cash flows, assets and liabilities of these businesses into discontinued operations. All prior periods presented herein have been reclassified to conform to this presentation.

Conference Call and Replay
PolyMedica management will host a conference call and live webcast today, Thursday, January 26, at 11:00 a.m. Eastern time to discuss the Company’s financial results. The number to call for this interactive conference call is 1-800-670-3544. A 90-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.polymedica.com or at www.earnings.com.

About PolyMedica
PolyMedica Corporation is a leading provider of healthcare products and services to patients suffering from chronic diseases. With over 862,000 active patients, the Company is the nation's largest provider of blood glucose testing supplies and related services to people with diabetes. In addition, PolyMedica provides its patients with a full range of prescription medications through Liberty's mail-order pharmacy. By communicating with patients on a regular basis, providing the convenience of home delivery, and submitting claims for payment directly to Medicare and other insurers on behalf of their patients, PolyMedica provides a simple and reliable way for patients to obtain their supplies and medications and encourages compliance with their physicians' orders. More information about PolyMedica can be found on the Company’s Web site at www.polymedica.com.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, rules and regulations promulgated under the Act, unanticipated changes in Medicare reimbursement, outcomes of government reviews, inquiries, investigations and related litigation, continued compliance with government regulations, fluctuations in customer demand, management of rapid growth, competition from other healthcare product vendors, timing and acceptance of new product introductions, general economic conditions, geopolitical events and regulatory changes, as well as other especially relevant risks detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended March 31, 2005, and Quarterly Reports on Form 10-Q for the periods ended September 30 and June 30, 2005. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release.

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PLMD Reports Results for Fiscal 2006 Third Quarter

January 26, 2006

 POLYMEDICA CORPORATION

 Consolidated Statements of Operations

 (In thousands, except per share amounts)

Three Months Ended
Nine Months Ended

Dec. 31,
Dec. 31,
Dec. 31,
Dec. 31,

2005
2004
2005
2004

 Net revenues
$
131,931
$
95,864
$
350,886
$
279,516

 Cost of sales
62,999
42,305
161,526
122,693

 Gross margin
68,932
53,559
189,360
156,823

 Selling, general and administrative expenses
52,328
39,254
140,650
117,872

 Settlement charge
-
-
-
29,987

 Income from continuing operations
16,604
14,305
48,710
8,964

 Other income and expense
(1,464)
349
(2,039)
818

 Income from continuing operations

 before income taxes
15,140
14,654
46,671
9,782

 Income tax provision
5,526
5,412
17,042
3,106

 Income from continuing operations,

 net of income taxes
9,614
9,242
29,629
6,676

 Income from discontinued operations,

 net of income taxes
264
4,855
26,344
14,047

 Net income
$
9,878
$
14,097
$
55,973
$
20,723

 Income from continuing operations, net of income

 taxes, per weighted average share, diluted
$
0.40
$
0.33
$
1.14
$
0.24

 Income from discontinued operations, net of

 income taxes, per weighted average share, diluted
$
0.01
$
0.17
$
1.02
$
0.50

 Net income per weighted average share, diluted
$
0.41
$
0.50
$
2.16
$
0.74

 Weighted average shares, diluted
24,270
28,162
25,922
27,841

 Supplemental information on segment net revenues:

 Liberty Diabetes
$
110,481
$
78,656
$
288,997
$
233,687

 Pharmaceuticals
21,450
17,208
61,889
45,829

 Total net revenues
$
131,931
$
95,864
$
350,886
$
279,516

 Supplemental summarized information on cash flows:

 Cash flows (used for) from operating activities
$
(17,721)
$
(34,547)
$
12,235
$
2,621

 Cash flows used for investing activities
(25,911)
(5,028)
(46,021)
(14,653)

 Cash flows (used for) from financing activities
(10,619)
1,841
(32,389)
2,977

 Net change in cash and cash equivalents
(54,251)
(37,734)
(66,175)
(9,055)

 Beginning cash and cash equivalents
60,322
97,908
72,246
69,229

 Ending cash and cash equivalents
$
6,071
$
60,174
$
6,071
$
60,174

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PLMD Reports Results for Fiscal 2006 Third Quarter

January 26, 2006

POLYMEDICA CORPORATION
Consolidated Balance Sheets
(In thousands)

	Dec. 31,	March 31,
	2005	2005

ASSETS

Current assets:
Cash and cash equivalents	$6,071	$72,246
Marketable securities	-	6,804
Accounts receivable, net	92,685	62,054
Inventories	40,019	25,730
Deferred income taxes	14,477	14,477
Income tax receivable	-	1,085
Prepaid expenses and other current assets	10,162	7,327
Current assets of discontinued operations	1,399	6,651
Total current assets	164,813	196,374

Property, plant and equipment, net	62,387	59,984
Goodwill	69,367	10,498
Intangible assets, net	29,305	14,954
Direct response advertising, net	87,431	78,499
Other assets	7,148	438
Long-term assets of discontinued operations	-	8,316

Total assets	$420,451	$369,063

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$61,473	$29,119
Current portion, capital lease obligations	602	559
Current liabilities of discontinued operations	632	3,588
Total current liabilities	62,707	33,266

Long-term credit facility	167,500	-
Capital lease, note payable and other obligations	3,375	3,113
Deferred income taxes	31,659	31,659
Total liabilities	265,241	68,038

Total shareholders’ equity	155,210	301,025

Total liabilities and shareholders’ equity	$420,451	$369,063

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PLMD Reports Results for Fiscal 2006 Third Quarter

January 26, 2006

POLYMEDICA CORPORATION
Consolidated Statement of Income – Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share amounts)

	Nine Months Ended
	December 31, 2004
	Reported		Adjusted
	GAAP	Settlement	Non-GAAP
	Totals	Charge	Totals

Income from continuing operations before income taxes	$9,782	$29,987	$39,769
Income tax provision	3,106	11,567	14,673

Income from continuing operations, net of income taxes	$6,676	$18,420	$25,096

Income from continuing operations, net of income taxes,
per weighted average share, diluted	$0.24	$0.66	$0.90

The Company believes that referring to these non-GAAP totals facilitates a better understanding of its year-to-date operating results.

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